Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2002, relating to the consolidated financial statements of Equistar
Chemicals, LP, which appears in the Millennium
Chemicals Inc. Annual Report on Form 10-K for the year ended December 31, 2001.


PRICEWATERHOUSECOOPERS LLP
Houston, Texas
May 20, 2002